EX-99.30(E)(2)

Application Part 1
Individual Life Insurance

Minnesota Life Insurance Company - a Securian Financial company
Life New Business • 400 Robert Street North • St. Paul, Minnesota 55101-2098

Proposed Insured Information

Proposed insured name (last, first, middle) | Social Security number

Gender ☐ Male ☐ Female | Date of birth (month, day, year) | Total net worth | Primary telephone number ☐ Cell ☐ Landline

Street address (no P.O. Box) | Apartment or unit number

City | State | Zip code

Email address

Birthplace (state or, if outside the U.S., country) | Is the proposed insured a U.S. citizen? ☐ Yes ☐ No | If no, citizen of:

Visa type:
☐ Permanent Residency (Green Card) ☐ H1B ☐ J1 ☐ Other________________________________

Will the insured be the owner?
☐ Yes ☐ No

Proposed Insured Information Required for Ages 15 and up

Occupation | Years in occupation | Earned income | Unearned income | Liquid net worth

Driver's license number | Issue state | Expiration date

Have you ever used tobacco or nicotine products in any form (including cigarettes, cigars, chewing tobacco, pipe, e-cigarette/vape, nicotine patch or gum)? If yes, provide details. ☐ Yes ☐ No

What type	Date of last use (mm/dd/yyyy)	Number of uses in the last year

Owner Information

Owner type
☐ Individual ☐ Trust ☐ Corporate ☐ Partnership

Owner name (last, first, middle) | Gender ☐ Male ☐ Female

Date of birth/trust (mm/dd/yyyy) | Social Security or tax ID number

Relationship to proposed insured | Primary telephone number ☐ Cell ☐ Landline

Street address (no P.O. Box) | Apartment or unit number

City | State | Zip code

Email address

Required for Ages 0-14

Does the proposed insured live with the owner? ☐ Yes ☐ No

If no, with whom does the proposed insured live?________________________________

Annual earned income of the parents/guardians: ________________________________

Securian Financial is the marketing name for Minnesota Life Insurance Company.

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Special Mailing Addresses Do you wish to designate another person to receive notice of an overdue premium or pending lapse? Yes No Third party notification - The address listed below will receive notice of overdue premium or pending lapse. Billing address - All premium notices will be sent to the address below. Special mailing address - The address listed below will receive all correspondence for this policy. If a billing address is requested, the special mailing address will not receive a copy of the premium notice. Name (last, first, middle) Address Apartment or unit number City State Zip code Products Product 1 Product 2 Product applied for Product applied for TERM LIFE ONLY TERM LIFE ONLY Amount of insurance (face amount) Amount of insurance (face amount) UNIVERSAL LIFE ONLY UNIVERSAL LIFE ONLY Amount of insurance (face amount) Amount of insurance (face amount) Total annual planned premium Total annual planned premium Additional premium Additional premium Death benefit option Death benefit option Level Increasing Sum of Premiums Level Increasing Sum of Premiums Death Benefit Qualification Test Death Benefit Qualification Test Guideline Premium Test (GPT) Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT) Cash Value Accumulation Test (CVAT) WHOLE LIFE ONLY WHOLE LIFE ONLY Amount of insurance (face amount) Amount of insurance (face amount) Additional premium Additional premium Custom pay Custom pay Pay to age Pay to age Dividend option Dividend option ICC22-20245 2 of 10

Additional Benefits and Agreements

Select only those agreements available on the product(s) applied for.

Product 1	Product 2	
☐	☐	Accelerated Death Benefit for Chronic Illness Agreement (Submit both Accelerated Death Benefit for Chronic Illness Outline of Coverage and Supplemental Application forms)
☐	☐	Accelerated Death Benefit/Accelerated Death Benefit for Terminal Illness Agreement (For whole life and term, submit Outline of Coverage Accelerated Benefit Agreement) (For universal life, submit Outline of Coverage Accelerated Death Benefit for Terminal Illness Agreement)
☐	☐	Benefit Distribution Agreement (Submit Benefit Distribution Agreement Supplemental Application)
☐	☐	Chronic Illness Access Agreement (Submit the Outline of Coverage Chronic Illness Access Agreement)
☐	☐	Chronic Illness Conversion Agreement (Submit Chronic Illness Supplemental Application)
☐	☐	Early Values Agreement
☐	☐	Estate Preservation Agreement
☐	☐	Exchange of Insureds Agreement
☐	☐	Extended Conversion Agreement
☐	☐	Guaranteed Income Agreement
☐	☐	Guaranteed Insurability Option Agreement $________________ (Coverage Amount)
☐	☐	Income Protection Agreement/Income Protection Flex Agreement (Submit Income Protection (Flex) Agreement Supplemental Application)
☐	☐	Inflation Agreement
☐	☐	Level Term Insurance Agreement $________________ (Coverage Amount)
☐	☐	No Lapse Guarantee Agreement
☐	☐	Overloan Protection Agreement
☐	☐	Premium Deposit Account Agreement (Submit IRS Form W-9)
☐	☐	Surrender Value Enhancement Agreement
☐	☐	Term Insurance Agreement $________________ (Coverage Amount)
☐	☐	Waiver of Premium Agreement
☐	☐	Other____
☐	☐	Other____

THE FOLLOWING BENEFITS AND AGREEMENTS *WILL BE ADDED* IF AVAILABLE FOR YOUR POLICY, UNLESS YOU CHOOSE TO OMIT THEM:

Product 1
- ☐ Omit Automatic Premium Loan Provision
- ☐ Omit Indexed Loan Agreement
- ☐ Omit Policy Split Agreement

Product 2
- ☐ Omit Automatic Premium Loan Provision
- ☐ Omit Indexed Loan Agreement
- ☐ Omit Policy Split Agreement

Premium and Billing Information

Payment Method:

☐ New Monthly Electronic Funds Transfer
☐ Quarterly ☐ Semi-Annual ☐ Annual

☐ Existing Monthly Electronic Funds Transfer
(plan number)________________________________

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Source of Funds Assets/Income Qualified Assets Earnings Employer sponsored qualified retirement plan (401(k) plan, Existing insurance pension plan) Gift/Inheritance IRA (Including Roth IRA and Individual Retirement Annuities) Non-qualified retirement plan Non-Governmental 403(b) plan Sale of investments Section 457 plan Savings Governmental or non-electing church qualified retirement plan Non-qualified annuity Governmental or ministers 403(b) plan Home Equity Premium finance If you are partially or wholly liquidating taxable funds such as income producing funds, qualified retirement assets (including IRA’s), annuities or investments, your signature on this application confirms your understanding that there may be tax consequences to doing so. You should consult your tax advisor. Beneficiary Information Irrevocable beneficiary Class: Primary % Contingent % Yes No Name (first, middle, last) Relationship to insured Birth/trust date Address City, state, zip code Telephone number Social Security/tax ID number Email address Irrevocable beneficiary Class: Primary % Contingent % Yes No Name (first, middle, last) Relationship to insured Birth/trust date Address City, state, zip code Telephone number Social Security/tax ID number Email address ICC22-20245 4 of 10

In Force, Pending and Replacement Excluding this policy, does the proposed insured have any life insurance or annuities in force or pending? (This includes life insurance sold or assigned, or that is in the process of being sold or assigned.) If yes, provide details in the chart below. Yes No Excluding this policy, has there been, or will there be, replacement of any existing life insurance or annuities as a result of this application? (Replacement includes a lapse, surrender, 1035 Exchange, loan, withdrawal, or other change to any existing life insurance or annuity.) If yes, provide details in the chart below. Yes No Please indicate all life insurance or annuities currently in force, pending or that have been in force within the last 12 months and identify below if any of this coverage will be replaced. Replacement forms may be required. In Force and Pending Full Company Name and Year Will it be Amount Product Type The Policy is Type Policy Number Issued Replaced? Annuity In force Individual Yes Pending Group Life Pending w/ Personal money submitted Business No Annuity In force Individual Yes Pending Group Life Pending w/ Personal money submitted Business No Annuity In force Individual Yes Pending Group Life Pending w/ Personal No money submitted Business Annuity In force Individual Yes Pending Group Life Pending w/ Personal money submitted Business No 1035 Exchange? Yes No Estimated amount $ Special Policy Date Date to save age OR Specific date (mm/dd/yyyy): (cannot select 29th, 30th, or 31st of month) Are there any other Minnesota Life Insurance Company applications associated with this application? Yes No If there are multiple applications, should they all have the same date? Yes No If yes, provide the names of the associated applicants (this will require all applications to be held until all are underwritten.) ICC22-20245 5 of 10

Proposed Insured Information 1. Required for All Ages: Does the proposed insured plan to travel or reside outside the US in the next two years? Yes No 2. Required for All Ages: Has the proposed insured applied for insurance in the last six months? If yes, provide details below (number of applications and face amounts, etc.) Yes No 3. Required for All Ages: Has the proposed insured applied for life insurance in the past five years that was declined or rated? If yes, provide details below. Yes No 4. Required for Ages 0-14: Has the proposed insured within the last five years, or does the proposed insured plan, within the next two years to engage in skin diving (scuba or other), mountain/rock climbing, horse racing, rodeo, canyoneering, combat sports, extreme skiing/snowboarding, or motor sports? Yes No 5. Required for Ages 15 - 59: Is the proposed insured in the armed forces, National Guard, or reserves? Yes No 6. Required for Ages 15 and up: Has the proposed insured within the last five years, or does the proposed insured plan, within the next two years to engage in skin diving (scuba or other), sky diving, mountain/rock climbing, horse racing, rodeo, bull fighting, bungee jumping, BASE jumping, canyoneering, combat sports (boxing, mixed martial arts or other), professional wrestling, extreme skiing/snowboarding, or motor sports? Yes No 7. Required for Ages 15 and up: Has the proposed insured within the last five years, or does the proposed insured plan, within the next two years, to engage in piloting an aircraft (including gliders, ultralight vehicles, or any other type of airframe)? Yes No 8. Required for Ages 15 and up: Within the past five years has the proposed insured been convicted of a driving while intoxicated violation, had a driver’s license restricted or revoked, been convicted of a moving violation or been involved in a motor vehicle accident in which they were found to be at fault? If yes, provide dates and details below. Yes No 9. Required for Ages 15 and up: Except for traffic violations, has the proposed insured ever been convicted of a misdemeanor or felony? If yes, provide dates and details below. Yes No 10. Required for Ages 22 and up: Has the proposed insured had any bankruptcies in the past seven years? If yes, give type and details. Yes No ICC22-20245 6 of 10

Insurable Interest, Premium Financing and Suitability 1. Is this policy in accordance with the owner’s insurance objectives and anticipated financial needs? Yes No 2. Has the representative discussed with the owner: the need for the policy, the ability to continue to pay premiums and whether the policy is suitable for the proposed owner? Yes No 3. Required for Ages 0-14: What is the amount of life insurance in force or pending on each parent or guardian? List face amounts. 4. Required for Ages 0-14: Does the proposed insured have siblings? If yes, list the amount of life insurance in force or pending, if any, for each sibling under 18 years of age. Yes No 5. Required for Ages 0-14: Are there any siblings that do not have in force or pending life insurance coverage? If yes, explain. Yes No 6. Will the owner and/or beneficiary, and/or any individual or entity on the owner’s behalf, receive any compensation, whether via the form of cash, property, an agreement to pay money in the future or otherwise as an inducement to apply for this policy? Yes No 7. Has the representative recommended that the owner use qualified plan or IRA funds to purchase this policy? Yes No If yes, has the representative recommended to the owner which qualified plan or IRA the premium amounts should come from? Yes No 8. Has the representative recommended that the owner modify distribution payments from a pension plan, IRA or other qualified plan? Yes No 9. Has the owner been involved in any discussion about the possible sale or assignment of this policy or a beneficial interest in a trust, LLC, or other entity created on the owner’s behalf? If yes, provide details and a copy of the applicable entity’s controlling documents. Yes No 10. Is this policy being funded via a premium financing loan or with funds borrowed, advanced or paid from another person or entity (including a loan against your home or other assets)? If yes, submit the Premium Financing Advisor Attestation and Premium Financing Client Disclosure forms. Yes No 11. Has the proposed insured had a life expectancy report or evaluation done by an outside entity or company? If yes, explain why the expectancy report was obtained. Yes No 12. Has the owner previously sold or assigned, or is in the process of selling or assigning a life insurance policy on the proposed insured to a life settlement, viatical or secondary market provider? If yes, provide details. Yes No ICC22-20245 7 of 10

13. Reason for purchasing policy: a. Accumulation Yes No b. Business Planning/Key Person Yes No c. Charitable Giving Yes No d. Death Benefit Protection Yes No e. Estate Planning Yes No f. Retirement/Deferred Compensation Yes No g. Other Yes No Illustration Information Will a signed illustration be attached to this application? If no, select an option below. Yes No An illustration was presented to me during the sales process, however, it is not being submitted because the policy I am applying for is different than what was illustrated. An illustration was not presented to me during the sales process. By signing the application and checking a box above, both the representative and owner certify that i) no illustration is submitted with the application for the reason indicated above, ii) that a signed illustration will be obtained at the time the policy is delivered to the owner and iii) that the signed illustration will be returned to Minnesota Life after the policy is delivered. Money Submitted Has the owner submitted money with this application? If yes, amount Yes No $ Was a life receipt and temporary insurance agreement given? Yes No Additional Remarks ICC22-20245 8 of 10

Agreement and Authorization

AGREEMENT: I have read, or had read to me the statements and answers recorded on my application. They are given to obtain this insurance and are, to the best of my knowledge and belief, true and complete and correctly recorded. I will notify Minnesota Life Insurance Company of any changes in the statements or answers given in the application between the time of application and delivery of the policy. I understand that any false statement or misrepresentation on this application may result in loss of coverage under this policy subject to the policy incontestability provision. I agree that they will become part of this application and any policy issued on it. The insurance applied for will not take effect unless the policy is issued and delivered and the full first premium is paid while the answers, to the best of my knowledge and belief as stated in this application remain true and complete. If such conditions are met, the insurance will take effect as of the earlier of the policy date specified in the policy or the date the policy is delivered to me; the only exception to this is provided in the Life Receipt and Temporary Insurance Agreement, issued if the premium is paid in advance.

VARIABLE LIFE: I understand that the amount or the duration of the death benefit (or both) of the policy applied for may increase or decrease depending on the investment results of the sub-accounts of the separate account. I understand that the actual cash value of the policy applied for is not guaranteed and increases or decreases depending on the investment results. There is no minimum actual cash value for the policy values invested in these sub-accounts.

Personal Information Authorization: I authorize Minnesota Life Insurance Company to share any information provided in this application with any physician, medical practitioner, hospital, clinic or other health care provider, pharmacy, pharmacy benefits manager, insurance or reinsuring company, consumer reporting agency, MIB, LLC, or any other data aggregator (collectively the “Sources”) which has any records or knowledge of my credit worthiness, credit standing, credit capacity, character, general reputation, personal characteristics, mode of living, purchase history, drug prescriptions, driving records, hazardous avocations, court records, foreign travel records or physical or mental health (collectively, “Personal Information”), and/or the Personal Information of each minor child listed as the proposed insured. This shall include ALL INFORMATION as to any medical history, consultations, diagnoses, prognoses, prescriptions or treatments and tests, including information regarding alcohol or drug abuse, genetic testing results and findings but not AIDS or AIDS-related conditions. To facilitate rapid submission of such information, I authorize all the Sources to give such records or knowledge to Minnesota Life Insurance Company or, with the exception of MIB, LLC, to any agency employed by Minnesota Life Insurance Company to collect and transmit such information.

I understand the Personal Information is to be used for determining eligibility for insurance and it may be used for determining eligibility for benefits, or for the purpose of performing actuarial or internal business studies, research, analytics and other analysis. I understand that upon my written request, Personal Information obtained will be released to me or my personal physician. I understand the Personal Information may be made available to Underwriting, Claims, and support staff, licensed representatives, and firms of Minnesota Life Insurance Company. I authorize Minnesota Life Insurance Company or its reinsurers to release any such Personal Information to reinsuring companies, the MIB, LLC, or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may further authorize. I authorize Minnesota Life Insurance Company, or its reinsurers, to make a brief report of my personal, or if applicable, my protected health information to MIB, LLC. I understand that information used or disclosed under this authorization may be re-disclosed by the recipient and may no longer be protected by federal or state law.

I agree this authorization shall be valid for 24 months from the date it is signed. The 24-month time limit complies with the time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery. I may revoke this authorization at any time by sending a written request addressed to Individual Underwriting department, Minnesota Life Insurance Company, 400 Robert Street North, St. Paul, MN 55101-2098. I understand that a revocation is not effective to the extent that any action has been taken in reliance on this authorization.

I understand that I, or my legal representative, have the right to request and receive a copy of this Authorization and that a photocopy shall be as valid as the original. I understand that no agent, sales representative or other person has power to: (a) accept risk; (b) make or modify contracts; (c) make, void, waive or change any conditions or provisions of the application, policy or receipt, as applicable; (d) waive any Minnesota Life Insurance Company rights or requirements; (e) waive any information Minnesota Life Insurance Company requests; (f) discharge any contract of insurance; or (g) bind Minnesota Life Insurance Company by making promises respecting benefits upon any policy to be issued.

I acknowledge that I have been given the Securian Financial Privacy Notice. I understand that a copy of this entire application, including Part 2, will be attached to the policy and delivered to the policyowner.

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USA Patriot Act Notification: The USA Patriot Act requires that Minnesota Life Insurance Company establish an Anti-Money Laundering (AML) Program, notify customers that we must verify the identity of the owner(s) of our contracts, and collect information sufficient to verify identity .Failure to provide us identification information may result in the delay of insurance coverage and may result in a decision not to accept your business. FRAUD WARNING: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. The signatures below apply to this authorization, the policy application, and any supplements to the policy application. Proposed insured signature Proposed insured name (please print) X Date City State Owner signature if other than proposed insured (give title if signed on behalf of a business or trust) Owner name (please print) X Date City State Owner signature if other than proposed insured (give title if signed on behalf of a business or trust) Owner name (please print) X Date City State Parent/conservator/guardian signature for juvenile applications signature Parent/conservator/guardian name (please print) X Date City State Is replacement of existing life insurance or annuity involved in this application? Yes No I believe that the information provided by the owner and proposed insured is true and accurate. I certify I have accurately recorded all information given by the owner and proposed insured(s). Licensed representative signature Licensed representative name (please print) Date X ICC22-20245 10 of 10